EXHIBIT 99.1

FOR IMMEDIATE RELEASE	CONTACT:	EDWARD F. CRAWFORD
PARK-OHIO HOLDINGS CORP.
(440) 947-2000

ParkOhio Announces Increased Revenues and Earnings in the Third Quarter

CLEVELAND, OHIO, October 31, 2012 — Park-Ohio Holdings Corp. (NASDAQ:PKOH) today announced results for its third quarter and nine-months ended September 30, 2012.

THIRD QUARTER RESULTS

Net sales were $286.5 million for the third quarter of 2012, an increase of $43.0 million, or 18%, from net sales of $243.5 million for the third quarter of 2011. ParkOhio reported net income of $10.7 million, or $.88 per diluted share, for the third quarter of 2012. This compared to a net income of $2.9 million, or $.24 per diluted share, for the third quarter of 2011, which included a restructuring and asset impairment charge of $5.4 million relating to the assets of a unit of the Assembly Components segment. The effect of the restructuring and asset impairment charge was $.45 per diluted share in the third quarter of 2011.

YEAR-TO-DATE RESULTS

Net sales were $858.3 million for the first nine months of 2012, an increase of $126.3 million, or 17%, from net sales of $732.0 million for the first nine months of 2011. ParkOhio reported net income of $24.1 million, or $1.99 per diluted share, for the first nine months of 2012, which included the impact of a $13.0 million pre-tax litigation settlement charge, or $.69 per diluted share. This compared to net income of $10.5 million, or $.87 per diluted share, for the first nine months of 2011 which included debt extinguishment costs of $7.3 million resulting from the refinancing of the Company’s senior subordinated notes and the amendment of its revolving credit facility and income taxes of $2.1 million resulting from the retirement of $26.2 million of its senior subordinated notes that were held by a foreign affiliate. Also, during the third quarter of 2011, the Company recorded a restructuring and asset impairment charge of $5.4 million relating to the assets of a unit of the Assembly Components segment. The combined effect of the debt extinguishment costs, tax impact of the retirement of the senior subordinated notes and the restructuring and asset impairment charge was $1.23 per diluted share for the nine-month period ended September 30, 2011.

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2012 REVENUE AND EARNINGS GUIDANCE UPDATE

We currently forecast our consolidated 2012 revenues to be approximately 18% greater than 2011 revenues. We are also updating our earnings per diluted share forecast to be in the range of $2.45 to $2.55 per diluted share, which includes $.69 per diluted share for the unusual $13.0 million pre-tax litigation settlement charge in the second quarter of 2012. In addition, we are forecasting EBITDA, as defined, to be approximately $94 million for the year ended December 31, 2012 which also includes the settlement charge as an expense in deriving EBITDA, as defined. EBITDA, as defined, reflects earnings before interest expense, income taxes, and excludes depreciation, amortization, certain non-cash charges and corporate-level expenses as defined in the Company’s revolving credit agreement.

Edward F. Crawford, Chairman and Chief Executive Officer, stated, “We are very proud of our performance during the third quarter of 2012 as we reported strong quarterly sales and record quarterly operating income. While the global economic environment has created uncertainty regarding the fourth quarter, we are well-positioned to manage through adversity and to capitalize on market cycle volatility.”

A conference call reviewing ParkOhio’s third quarter results will be broadcast live over the Internet on Thursday, November 1, commencing at 10:00 am Eastern Time. Simply log on to http://www.pkoh.com.

ParkOhio is a leading provider of supply management services and a manufacturer of highly-engineered products. Headquartered in Cleveland, Ohio, the Company operates 36 manufacturing sites and 45 supply chain logistics facilities.

This news release contains forward-looking statements, including statements regarding future performance of the Company that are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected.

Among the key factors that could cause actual results to differ materially from expectations are: the cyclical nature of the vehicle industry; timing of cost reductions; labor availability and stability; changes in economic and industry conditions; adverse impacts to the Company, its suppliers and customers from acts of terrorism or hostilities; the financial condition of the Company’s customers and suppliers, including the impact of any bankruptcies; the Company’s ability to successfully integrate the operations of acquired companies; the uncertainties of environmental, litigation or corporate contingencies; and changes in regulatory requirements. These and other risks and assumptions are described in the Company’s reports that are available from the United States Securities and Exchange Commission. The Company assumes no obligation to update the information in this release.

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CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

PARK-OHIO HOLDINGS CORP. AND SUBSIDIARIES

(In Thousands, Except per Share Data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Net sales	$286,462	$243,544	$858,335	$731,980
Cost of products sold	232,532	201,700	699,576	603,021

Gross profit	53,930	41,844	158,759	128,959
Selling, general and administrative expenses	31,233	26,222	89,601	80,733
Settlement of litigation	—	—	13,000	—
Restructuring and asset impairment charges	—	5,359	—	5,359

Operating income	22,697	10,263	56,158	42,867
Interest expense	6,520	6,215	19,490	18,972
Debt extinguishment costs	—	—	305	7,335

Income before income taxes	16,177	4,048	36,363	16,560
Income taxes	5,449	1,178	12,236	6,068

Net income	$10,728	$2,870	$24,127	$10,492

Amounts per common share:
Basic	$0.89	$0.25	$2.03	$0.91
Diluted	$0.88	$0.24	$1.99	$0.87
Common shares used in the computation
Basic	12,003	11,600	11,907	11,536
Diluted	12,175	12,012	12,109	12,004
Other financial data:
EBITDA, as defined	$27,823	$20,440	$72,404	$63,331

Note A—Our subsidiary, Ajax Tocco Magnethermic (“ATM”), was a party to a binding arbitration proceeding pending in South Africa with a customer. The arbitration involved a dispute over the design and installation of a melting furnace. The customer sought binding arbitration in September 2011 for breach of contract and sought compensatory damages in the amount of $37.0 million, as well as fees and expenses related to the arbitration. ATM counterclaimed in the arbitration, alleging breach of contract for non-payment of $2.7 million as well as fees and expenses related to the arbitration.

In June 2012, we entered into a settlement agreement with the customer pursuant to which we agreed to settle all claims subject to the arbitration proceeding by paying the customer $13.0 million in cash, which payment was made in June 2012.

Note B—EBITDA, as defined, reflects earnings before interest expense, income taxes, and excludes depreciation, amortization, certain non-cash charges and corporate-level expenses as defined in the Company’s Revolving Credit Agreement. EBITDA is not a measure of performance under generally accepted accounting principles (“GAAP”) and should not be considered in isolation or as a substitute for net income, cash flows from operating, investing and financing activities and other income or cash flow statement data prepared in accordance with GAAP or as a measure of profitability or liquidity. The Company presents EBITDA because management uses EBITDA to measure performance and as an indication of the Company’s satisfaction of its Debt Service Ratio covenant in its Revolving Credit Agreement and because EBITDA is a measure used under the Company’s revolving credit facility to determine whether the Company may incur additional debt under such facility. EBITDA as defined herein may not be comparable to other similarly titled measures of other companies. The following table reconciles net income to EBITDA, as defined:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Net income	$10,728	$2,870	$24,127	$10,492
Add back:
Income taxes	5,449	1,178	12,236	6,068
Interest expense	6,520	6,215	19,490	18,972
Debt extinguishment costs	—	—	305	7,335
Restructuring and asset impairment charge	—	5,359	—	5,359
Depreciation and amortization	4,872	3,645	13,167	11,922
Share-based compensation	807	605	2,045	1,525
Miscellaneous	(553)	568	1,034	1,658

EBITDA, as defined	$27,823	$20,440	$72,404	$63,331

CONDENSED CONSOLIDATED BALANCE SHEETS

PARK-OHIO HOLDINGS CORP. AND SUBSIDIARIES

	(Unaudited) September 30, 2012	December 31, 2011
	(in Thousands)
ASSETS
Current Assets
Cash and cash equivalents	$41,309	$78,001
Accounts receivable, net	173,030	139,941
Inventories	223,922	202,039
Deferred tax assets	22,244	20,561
Unbilled contract revenue	9,541	18,778
Other current assets	19,914	8,790

Total Current Assets	489,960	468,110
Property Plant and Equipment	99,898	61,810

Goodwill and other intangible assets	97,550	20,187
Other assets	64,134	63,833

Total Assets	$751,542	$613,940

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Trade accounts payable	$120,386	$99,588
Accrued expenses	95,118	73,651
Current portion of long-term debt	4,230	1,415
Current portion of other postretirement benefits	2,002	2,002

Total Current Liabilities	221,736	176,656

Long-Term Liabilities, less current portion
Senior Notes	250,000	250,000
Credit facility	125,929	93,000
Other long-term debt	2,821	3,165
Deferred tax liability	29,728	1,392
Other postretirement benefits and other long-term liabilities	26,774	24,285

Total Long-Term Liabilities	435,252	371,842

Shareholders’ Equity	94,554	65,442

Total Liabilities and Shareholders’ Equity	$751,542	$613,940

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

PARK-OHIO HOLDINGS CORP. AND SUBSIDIARIES

	Nine Months Ended September 30,
	2012	2011
	(in Thousands)
OPERATING ACTIVITIES
Net Income	$24,127	$10,492
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13,167	11,922
Restructuring and asset impairment charges	—	5,359
Share-based compensation expense	2,045	1,525
Gain on sale of property	(250)	—
Debt extinguishment costs	305	7,335
Changes in operating assets and liabilities:
Accounts receivable	(2,169)	(18,478)
Inventories and other current assets	(9,099)	(22,890)
Accounts payable and accrued expenses	8,852	37,854
Other	5,523	(7,048)

Net Cash Provided by Operating Activities	42,501	26,071
INVESTING ACTIVITIES
Purchases of property, plant and equipment	(19,083)	(9,544)
Proceeds from sale of property	400	—
Acquisition, net of cash acquired	(95,963)	—

Net Cash Used by Investing Activities	(114,646)	(9,544)
FINANCING ACTIVITIES
Proceeds from (payments on) term loans and other debt	22,116	(36,052)
Proceeds from revolving credit facility, net	13,286	1,000
Issuance of 8.125% senior notes, net of deferred financing costs	—	244,970
Redemption of 8.375% senior subordinated notes due 2014	—	(189,555)
Bank debt issue costs	(875)	(1,079)
Exercise of stock options	1,081	42
Income tax effect of share-based compensation exercise and vesting	1,031	—
Purchase of treasury stock	(1,186)	(592)

Net Cash Provided by Financing Activities	35,453	18,734

(Decrease) Increase in Cash and Cash Equivalents	(36,692)	35,261
Cash and Cash Equivalents at Beginning of Period	78,001	35,311

Cash and Cash Equivalents at End of Period	$41,309	$70,572

Taxes paid	$4,834	$2,466
Interest paid (includes $5,720 of senior subordinated debt redemption costs in 2011)	12,694	10,449

BUSINESS SEGMENT INFORMATION (UNAUDITED)

PARK-OHIO HOLDINGS CORP. AND SUBSIDIARIES

(Dollars in Thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
NET SALES
Supply Technologies	$117,384	$123,186	$381,541	$368,509
Assembly Components	84,426	38,131	220,474	126,142
Engineered Products	84,652	82,227	256,320	237,329

	$286,462	$243,544	$858,335	$731,980

INCOME BEFORE INCOME TAXES

Supply Technologies	$7,632	$7,896	$27,204	$24,493
Assembly Components	6,013	(1,039)	14,393	3,017
Engineered Products	14,187	13,584	42,667	34,480

Total Segment Operating Income	27,832	20,441	84,264	61,990
Corporate and other costs	(5,135)	(4,819)	(15,106)	(13,764)
Settlement of litigation	—	—	(13,000)	—
Restructuring and asset impairment charge	—	(5,359)	—	(5,359)
Interest expense	(6,520)	(6,215)	(19,490)	(18,972)
Debt extinguishment costs	—	—	(305)	(7,335)

	$16,177	$4,048	$36,363	$16,560

Note A—On March 23, 2012, the Company completed the acquisition of Fluid Routing Solutions Holding Corp. (“FRS”), a leading manufacturer of automotive and industrial rubber and thermoplastic hose products and fuel filler and hydraulic fluid assemblies for the automotive and industrial industries. FRS will expand the Company’s sales of assembled components. The results of operations of FRS from the date of the acquisition through September 30, 2012 are included in the Assembly Components segment.

SUPPLEMENTAL FINANCIAL INFORMATION

BUSINESS SEGMENT INFORMATION RECLASSIFIED (UNAUDITED)

PARK-OHIO HOLDINGS CORP. AND SUBSIDIARIES

(Dollars in Thousands)

	Three Months Ended March 31, 2012	Three Months Ended June 30, 2012	Three Months Ended September 30, 2012	Nine Months Ended September 30, 2012
NET SALES
Supply Technologies	$132,662	$131,495	$117,384	$381,541
Assembly Components	44,623	91,425	84,426	220,474
Engineered Products	85,771	85,897	84,652	256,320

	$263,056	$308,817	$286,462	$858,335

INCOME BEFORE INCOME TAXES

Supply Technologies	$9,913	$9,659	$7,632	$27,204
Assembly Components	1,131	7,249	6,013	14,393
Engineered Products	14,181	14,299	14,187	42,667

Total Segment operating income	25,225	31,207	27,832	84,264
Corporate and other costs	(5,091)	(4,880)	(5,135)	(15,106)
Settlement of litigation	—	(13,000)	—	(13,000)
Gain on acquisition of business	—	—	—	—
Asset impairment charge	—	—	—	—
Interest expense	(6,430)	(6,540)	(6,520)	(19,490)
Debt extinguishment costs	(305)	—	—	(305)

	$13,399	$6,787	$16,177	$36,363

	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended
	March 31, 2011	June 30, 2011	September 30, 2011	December 31, 2011	Year Ended 2011	Year Ended 2010
NET SALES
Supply Technologies	$121,553	$123,770	$123,186	$118,062	$486,571	$397,038
Assembly Components	47,312	40,699	38,131	31,622	157,764	173,555
Engineered Products	72,763	82,339	82,227	84,909	322,238	242,929

	$241,628	$246,808	$243,544	$234,593	$966,573	$813,522

INCOME BEFORE INCOME TAXES

Supply Technologies	$8,478	$8,119	$7,896	$6,810	$31,303	$21,738
Assembly Components	3,122	934	(1,039)	(1,592)	1,425	6,972
Engineered Products	8,893	12,003	13,584	10,809	45,289	28,827

Total Segment operating income	20,493	21,056	20,441	16,027	78,017	57,537
Corporate and other costs	(4,223)	(4,722)	(4,819)	(2,510)	(16,274)	(15,195)
Settlement of litigation	—	—	—	—	—	—
Gain on acquisition of business	—	—	—	—	—	2,210
Asset impairment charge	—	—	(5,359)	—	(5,359)	(3,539)
Interest expense	(5,863)	(6,894)	(6,215)	(5,845)	(24,817)	(23,792)
Debt extinguishment costs	—	(7,335)	—	—	(7,335)	—

	$10,407	$2,105	$4,048	$7,672	$24,232	$17,221

Note A—On March 23, 2012, the Company completed the acquisition of Fluid Routing Solutions Holding Corp. (“FRS”), a leading manufacturer of automotive and industrial rubber and thermoplastic hose products and fuel filler and hydraulic fluid assemblies for the automotive and industrial industries. FRS will expand the Company’s sales of assembled components.

During the second quarter, as a result of the FRS acquisition, the Company realigned its segments in order to better align its business with the underlying markets and customers that the Company serves. In so doing, we combined Aluminum Products, Rubber Products (previously included in the former Manufactured Products segment), and Delo Screw Products (previously included in the Supply Technologies segment) along with FRS to form the Assembly Components segment. The former Manufactured Products segment will now be referred to as Engineered Products. The results of operations of FRS from the date of the acquisition through June 30, 2012 are included in the Assembly Components segment. The business segment results for the prior year have been reclassified to reflect these changes.